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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated October 21, 1998, and to all references to our Firm included in or made part of this Registration Statement on Form N-1A of the Harris Associates Investment Trust (comprising The Oakmark Fund, The Oakmark Select Fund, The Oakmark Small Cap Fund, The Oakmark Equity and Income Fund, The Oakmark International Fund and The Oakmark International Small Cap Fund).





                                        /s/ Arthur Andersen LLP

Chicago, Illinois
October 30, 1998